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                                                                   EXHIBIT 10.13

                             RENEWAL PROMISSORY NOTE

$9,412,383.87                                                    October 1, 2000
                                                            Nashville, Tennessee


         FOR VALUE RECEIVED, the undersigned, DIVERSICARE ASSISTED LIVING SERVICES, NC, LLC, a Tennessee limited liability company, (the "Borrower"), promises to pay to the order of AMSOUTH BANK (the "Bank"), in lawful currency of the United States of America, at AmSouth Center, 315 Deaderick Street, Nashville, Tennessee 37237, or at such other place as the holder from time to time may designate in writing, the principal sum of NINE MILLION FOUR HUNDRED TWELVE THOUSAND THREE HUNDRED EIGHTY THREE AND 87/100 ($9,412,383.87) DOLLARS, together with interest at the rate of nine and one half percent (9.5%) per annum with principal and interest payable as follows: equal monthly payments of principal and interest in the amount of Eighty Seven Thousand Seven Hundred Thirty Five and 76/100 ($87,735.76) Dollars, which payments are based on an amortization of twenty five (25) years, beginning on November 1, 2000, continuing on the like day of each month thereafter, with a final balloon payment of all remaining principal and interest due and payable on the thirtieth
(30th) day of September, 2004 (the "Maturity Date").

         This Renewal Promissory Note is executed by the parties in accordance with the Master Amendment to Loan Document and Agreement dated effective October 1, 2000 executed between Bank, Borrower, and other subsidiaries, affiliates of Borrower, all of which, including Borrower, are defined as "Debtors" therein ("the Master Amendment"), as a renewal of the indebtedness as defined as the NC Bridge Loan in the Master Amendment. This Renewal Promissory Note (and any and all extensions, modifications, renewals or amendments thereof) is (1) secured by the collateral described or referred to in the Loan Documents, as defined in the Master Amendment, and (2) the breach or occurrence of a default or event of default under any of the Loan Documents, at the option of the Bank, will constitute a default hereunder.

         Both principal and interest due on this Renewal Note are payable in Nashville, Tennessee, at par in lawful money of the United States of America. Interest shall continue to accrue when payments are submitted by instruments representing funds not immediately available and until such funds are, in fact, collected.

         Prepayment may be made at any time without premium.

         Time is of the essence of this Renewal Promissory Note. Upon the occurrence of any default, at the option of holder and without further notice to obligor, all accrued and unpaid interest, if any, shall be added to the outstanding principal balance hereof, and the entire outstanding principal balance, as so adjusted, shall bear interest thereafter until paid at an annual rate equal to the maximum rate then allowed by applicable law, regardless of whether or not there has been an acceleration of the payment of principal as set forth herein. All such interest shall be paid at the time of and as a condition precedent to the curing of any such default. Failure of the holder to exercise this right of accelerating the maturity of the debt, or indulgence granted from time to time, shall in no event be considered as a waiver of said right of acceleration or stop the holder from exercising said right. Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of three hundred and sixty (360) days.


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         If default is made in the payment of any payment due hereunder when the same shall become due or mature, or if default is made in the payment of the indebtedness hereunder at maturity, or in the event of default in or breach of any of the terms, provisions or conditions of any of the Loan Documents or any instrument(s) given to evidence or secure this Renewal Promissory Note, then at the election of the legal holder hereof, at any time thereafter made and without demand or notice, the owner and holder of this Renewal Promissory Note shall have the right to declare all sums unpaid hereon at once due and payable. In the event of such default, and the same is placed in the hands of an attorney for collection, or a suit is filed hereon, or if the proceedings are held in bankruptcy, receivership, or the reorganization of Borrower, or any person or entity constituting Borrower if Borrower is, or is composed of, more than one person or entity, or any guarantor or surety of this Renewal Promissory Note, or other legal or judicial proceedings for the collection hereof, the undersigned shall pay in addition to the owner and holder of this Renewal Promissory Note, all court costs and costs of collection, enforcement or protection of the rights or collateral of Bank hereunder, including reasonable attorney's fees.

         Borrower and all endorsers and signers hereof, and each of them, expressly waive demand, presentment for payment, notice of dishonor, protest, notice of protest, and diligence in collection and all other notices or demands whatsoever with respect to this Renewal Promissory Note or the enforcement hereof and consent that the time of said payments or any part thereof may be extended by the holder hereof and as sent to any substitution, exchange, or release of collateral permitted by the holder hereof, all without and anywise modifying, altering, releasing, affecting or limiting their respective liability. This Renewal Promissory Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         The term obligor, as used in this Renewal Promissory Note, shall mean all parties, and each of them, directly or indirectly obligated for the indebtedness that this Renewal Promissory Note evidences, whether as principal, maker, endorser, surety, guaranty, or otherwise.

         In no event (including, but not limited to, prepayment, default, demand for payment, or acceleration of maturity) shall the interest taken, reserved, contracted for, charged or received in connection herewith under the Loan Documents or otherwise, exceed the maximum amount permitted by applicable law (the "Maximum Amount"). If, from any possible construction of any document, interest would otherwise be payable in excess of the Maximum Amount, then ipso facto, such document shall be reformed and the interest payable reduced to the Maximum Amount, without necessity of execution of any amendment or new document. If Bank ever receives interest in an amount which apart from this provision would exceed the Maximum Amount, the excess shall, without penalty, be applied to the unpaid principal balance of the Loan Obligations in inverse order of maturity of installments and not to the payment of interest, or be refunded to the Borrower, at the election of the Bank in its sole discretion or as required by applicable law.

         This instrument shall be governed by the laws of the State of Tennessee, except as such may be preempted by applicable laws of the United States of America governing the charging or receiving of interest.


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         The provisions hereof shall be binding upon the parties, their successors and assigns. The provisions hereof are severable such that the invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of the remaining provisions.

         IN WITNESS WHEREOF, this instrument has been executed on the day and year first above written.

                                    BORROWER:

                                    DIVERSICARE ASSISTED LIVING

                                    SERVICES, NC, LLC,
                                    a Tennessee limited liability company



                                    By: /s/ James F. Mills, Jr.
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                                        Name:  James F. Mills, Jr.
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                                        Title: Sr. Vice Pres.
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